SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) June 30, 1998

                  GENISYS RESERVATION SYSTEMS, INC.
                 (Exact name of registrant as specified in its charter)


                               New Jersey
      (State or Other Jurisdiction of Incorporation)

    1-12689                             22-2719541
(Commission File Number)        (I.R.S. Employer Identification No.)


2401 Morris Avenue, Union, New Jersey                07083
(Address of principal executive offices)           (Zip Code)

(908) 810-8767
(Registrant's telephone number, including area code)





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ITEM 2. Acquisition or Disposition of Assets

         As of June 30, 1998, the Company through NetCruise Interactive, Inc. (NetCruise), its wholly owned subsidiary, acquired the exclusive and worldwide rights and license for "Parallel Addressing Video Technology" for all travel related applications from United Internet Technologies, Inc. formerly known as United Leisure Interactive, Inc., ("UIT") a wholly owned subsidiary of United Leisure Corporation. In addition, the Company acquired all of the software, computer systems and intellectual properties related to the travel business, including the Travel Web Site called "NetCruise.com" . The Company intends to operate an internet travel agency featuring the technology and assets acquired. The purchase price for the assets acquired consisted of 2,000,000 shares of the Company's restricted common stock valued at $1.25 per share and two common stock purchase warrants for restricted common shares of the Company as consideration for the transaction. Both warrants are exercisable between April 1, 2002 and June 30, 2002, if NetCruise meets certain profit levels, as defined in the purchase agreement. One warrant is exercisable for 800,000 shares at $3 per share and the other warrant is exercisable for 800,000 shares at $6 per share.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

                  1. Asset Purchase Agreement dated as of June 30, 1998.


                                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Genisys Reservation Systems, Inc.
       (Registrant)


By: John Wasko, Treasurer

DATED:  January 25, 1999